REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



     The Board and Shareholders
     RiverSource Retirement Series Trust:


     In planning and performing our audits of the financial statements of RiverSource Retirement Plus 2010 Fund, RiverSource Retirement Plus 2015 Fund, RiverSource Retirement Plus 2020 Fund, RiverSource Retirement Plus 2025 Fund, RiverSource Retirement Plus 2030 Fund, RiverSource Retirement Plus 2035 Fund, RiverSource Retirement Plus 2040 Fund, and RiverSource Retirement Plus 2045 Fund (funds within RiverSource Retirement Series Trust) for the period from May 18, 2006 (when shares became publicly available) to April 30, 2007, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our audit procedures for the purpose of expressing our opinion on the financial statements and comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

     The management of RiverSource Retirement Series Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with addressCityU.S. generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

     Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

     A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report external financial data reliably in accordance with U.S. generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

     Our consideration of RiverSource Retirement Series Trust internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under the standards established by the Public Company Accounting Oversight Board (country-regionplaceUnited States). However, we noted no deficiencies in RiverSource Retirement Series Trust internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of April 30, 2007.

     This report is intended solely for the information and use of management, the Board of RiverSource Retirement Series Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



                                   /s/KPMG LLP


     Minneapolis, Minnesota
     June 20, 2007